                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the registration statement on
Form N-1A (the "Registration Statement") of our report dated December 5, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of The Lutheran Brotherhood Family of Funds, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings
"Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 22, 2003